Exhibit 10.6

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344
952-937-4000

December 17, 2020

Mr. Randy J. Martinez
[Address Omitted]

Dear Randy,

Congratulations! On behalf of MTS Systems Corporation ("MTS"), I am pleased to confirm our verbal offer to you for the regular, full-time exempt position of President and CEO. This position will report to the MTS Board of Directors with primary work direction from David Anderson and will be based in Eden Prairie, MN. As you know, MTS has agreed to be acquired by Amphenol Corporation ("Amphenol") and, following closing of the acquisition, Amphenol will make all decisions with respect to the officers and employees of MTS, including the President and CEO position.

Promotion Date: December 17, 2020

Compensation: Your salary will continue to be $720,000 annually, less applicable withholding, and paid bi-weekly in accordance with MTS' payroll procedures.

Equity Compensation: You will receive a one-time equity grant equal in value of $2,000,000.00. The date of grant will be on or around December 22, 2020. It will be provided in the form of 50% Restricted Stock Units and 50% Performance Restricted Stock Units.

Health, Welfare Benefits & other Benefits: You will continue to be eligible for participation in the insurance programs you enrolled in following your hiring in May of 2020, but you will not become eligible for any additional benefit or compensation arrangements (including other health and welfare benefits, severance arrangements, retirement benefits and other ancillary benefits and compensation arrangements)_

Employee Notice:

•Employment Status: Exempt

o 0 x Executive ☐ Professional ☐ Administrative ☐ Other:____________________

•Paid by: Salary

•Number of days in the pay period: 14

•Regular Scheduled Pay Day: Every Other Friday

•Allowances for Meals, Transportation and Lodging: As agreed by Board of Directors

•Paid Time Off: None

Deductions that may be made from employee's pay: employment taxes and withholdings; insurance premiums; uniform costs; garnishments/attachments; and any other amount the company is permitted by law to withhold from your wages (including Minn. Stat. § 181.79).

Executive Plan: You expressly agree that notwithstanding anything to the contrary in the MTS Executive Change in Control Severance Plan, as amended and restated, the MTS Executive Severance Plan, as amended and restated, or the MTS Executive Variable Compensation (EVC) Plan you will not be considered to be eligible as a participant under such plans and you expressly waive your right to any payments or benefits you may otherwise be eligible to receive under any such plan. Moreover, you expressly acknowledge that you will not be eligible to participate in any compensation or benefits arrangements in which you were not participating prior to the date hereof and agree to waive any rights to payments or benefits under any such arrangements.

While I have every expectation that you will continue to have a successful career with us, I must remind you that your employment with MTS is on an "at will" basis, which means that either of us may choose to terminate your employment at any time, with or without notice and without compensation except for time worked. Accordingly, nothing in this offer letter should be construed as creating a contract of employment, or employment for a specified term. Also, of course, all compensation, benefits and other terms of employment are subject to change from time to time, as MTS determines.

If you find this offer to be acceptable, then please sign this letter below to the undersigned.

Sincerely,

/s/ AMANDA DANIEL
Amanda Daniel
SVP and Chief Human Resources Officer
[Phone Number Omitted]

The undersigned accepts the above employment offer and agrees that it contains the terms of employment with MTS, that the employment offered is "at will" as described above, that this offer supersedes any and all prior understandings, offers or agreements, whether oral or written, including the Interim President and CEO Offer Letter Agreement, dated May 20, 2020, by and between you and MTS, and that there are no other terms expressed, or implied. The undersigned also understands that no representation, whether oral or written, by any manager, supervisor, or representative of MTS, at any time, can constitute a contract of employment or employment for any specific duration, other than a document signed by an authorized company representative.

Accepted:
/s/ RANDY J. MARTINEZ
Randy J. Martinez

Date:
December 17, 2020